UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2021

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction

of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PRGX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 3, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated December 24, 2020 (the “Merger Agreement”), by and among PRGX Global, Inc., a Georgia corporation (the “Company”), Pluto Acquisitionco Inc., a Delaware corporation (“Parent”), and Pluto Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and Parent completed the merger of Merger Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”). Parent is an affiliate of Ardian North America Fund II., L.P. (“Ardian”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, all outstanding obligations in respect of principal, interest and fees under that certain Credit Agreement, dated as of March 14, 2019, among the Company and PRGX USA, Inc., as borrowers, the guarantors thereunder, the lenders thereunder, and Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer thereunder (the “Credit Agreement”), were repaid and, on March 3, 2021, all commitments under the Credit Agreement were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of the Company (“common stock” or “Company common stock”) issued and outstanding immediately prior to the Effective Time (other than shares (i) owned by the Company, Parent or either of their respective direct or indirect wholly owned subsidiaries and (ii) held by any holder who did not vote in favor of the Merger and who is entitled to demand and has demanded and properly exercised dissenters’ rights under Georgia law) was converted into the right to receive $7.71 per share in cash, without interest and less any required withholding taxes (the “Per Share Price”).

Also at the Effective time, (i) each outstanding Company restricted stock unit award as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into right to receive a cash payment, without interest, equal to the Per Share Price multiplied by the number of shares subject to such restricted stock unit award, (ii) each outstanding Company performance-based restricted stock unit award as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive a cash payment, without interest, equal to the Per Share Price multiplied by the number of shares subject to such performance-based restricted stock unit award, assuming target performance, (iii) each outstanding Company stock appreciation right award as of immediately prior to the Effective Time, whether vested or unvested, for which the exercise price per share is less than the Per Share Price, was cancelled and converted into the right to receive a cash payment, without interest, equal to the Per Share Price less the applicable exercise price per share covered by such stock appreciation right award, (iv) each outstanding Company stock option as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and, with respect to such options for which the exercise price per share was less than the Per Share Price, converted into the right to receive cash payment, without interest, equal to the Per Share Price less the applicable exercise price per share with respect to such stock option multiplied by the number of shares covered by such stock option, (v) each Company restricted stock award outstanding immediately prior to the Effective Time, whether vested or unvested, vested in full and was converted into the right to receive a cash payment, without interest, equal to the Per Share Price multiplied by the number of shares of Company restricted stock subject to such restricted stock award, and (vi) the Company Deferred Compensation Plan for Non-Employee Directors (the “Directors Plan”) was terminated and the deferral account of each director participating in the Directors Plan was distributed to each such director, including each share of Company common stock otherwise distributable under the Directors Plan, each of which was valued based on the Per Share Price. Notwithstanding the foregoing, with respect to any Company Options that had an exercise price equal to or greater than the Per Share Price, such Company Options were cancelled without any cash payment being made in respect thereof.

On March 4, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Global Select Market (the “Nasdaq”) on March 3, 2021 that each outstanding share of Company common stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that the Nasdaq file a Form 25 with the U.S. Securities and Exchange Commission (“SEC”) to remove the Company common stock from listing on the Nasdaq and deregister the Company common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trading of the Company common stock on the Nasdaq was suspended effective as of the close of business on March 3, 2021. The Nasdaq filed the Form 25 on March 4, 2021. In addition, the Surviving Corporation and Parent intend to file a Form 15 with the SEC requesting the termination of registration of the Company common stock under Section 12(b) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company common stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company common stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price. At the Effective Time, each holder of Company common stock immediately prior to such time ceased to have any rights as a shareholder of the Company other than the right to receive the Per Share Price.

Item 5.01.	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred. Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s shareholders in connection with the Merger was approximately $195 million. The funds used by Parent to consummate the Merger and pay the related fees and expenses with respect to the Merger came from debt financing provided by two financial institutions and equity financing from Ardian and certain affiliates thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

On March 3, 2021, in connection with the Merger, certain members of the board of directors of the Company immediately prior to the Effective Time (Kevin S. Costello, Matthew A. Drapkin, William F. Kimble, Mylle H. Mangum Gregory J. Owens and Joseph E. Whitters) ceased to serve in such capacity at the Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

From and after the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the organizational documents of the Surviving Corporation and by applicable law, (i) the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation, and (ii) the officers of the Company immediately prior to the Effective Time became officers of the Surviving Corporation.

As of the Effective Time, Ronald E. Stewart resigned his role as the Chief Executive Officer and President of the Company, but will continue on the board of directors of the Surviving Corporation. As of the Effective Time, Michael Lustig became Chief Executive Officer and President of the Surviving Corporation. Mr. Lustig previously served as Chief Executive Officer of Apex Analytix and, during a prior tenure, as President and Chief Operating Officer of the Company and most recently has been engaged in the execution and management of real estate investments. In his position as Chief Executive Officer of the Surviving Corporation, Mr. Lustig will participate in future compensation plans and arrangements provided by the Surviving Corporation as a private company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the terms of the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Articles of Incorporation, as in effect prior to the Effective Time, were amended and restated in their entirety to read substantially identically to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such Amended and Restated Articles of Incorporation, as amended, became the articles of incorporation of the Surviving Corporation except that, at the Effective Time, the articles of incorporation of the Surviving Corporation were amended so that the name of the Surviving Corporation is “PRGX Global, Inc.” Additionally, in accordance with the terms of the Merger Agreement, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective time, became the bylaws of the Surviving Corporation, except that all references to Merger Sub were automatically amended to become references to the Surviving Corporation.

The articles of incorporation and bylaws of the Surviving Corporation are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

On March 2, 2021, the Company held a special meeting of the Company’s shareholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement.

As of the close of business on January 22, 2021, the record date for the Special Meeting, there were 23,631,787 shares of Company common stock outstanding, each of which was entitled to one vote with respect to each proposal considered at the Special Meeting. At the Special Meeting, a total of 17,816,900 Company common stock, representing approximately 75.4% of the outstanding Company common stock entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the proposals described below were considered, each of which is further described in the Company’s definitive proxy statement filed with the SEC on January 29, 2021, as amended or supplemented from time to time, and first mailed to shareholders on or about January 29, 2021.

The final voting results for each proposal are set forth below.

1.	Proposal to consider and vote to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
17,734,073	81,201	1,626	—

2. Proposal to consider and vote to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the Special Meeting:

For	Against	Abstain	Broker Non-Votes
17,506,899	299,057	10,944	—

3. Proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
17,288,503	227,573	300,824	—

No other business properly came before the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of PRGX Global, Inc.

3.2	Bylaws of PRGX Global, Inc.

99.1	Press release, dated March 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Michael Lustig
Name: Michael Lustig
Title: Chief Executive Officer and President

Dated: March 4, 2021